UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
August 29, 2014 (August 26, 2014)
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)
Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statement and Exhibits.

SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Cash Bonuses and Stock Option Awards

On August 26, 2014, the Compensation Committee of the Board of Directors of the Company (“Compensation Committee”) approved the following cash bonuses and stock option awards for certain named executive officers under Part I and II of the Executive Incentive Compensation Plan (“the Plan”):

Officer	Cash Bonuses	Stock Options
David P. Tusa, Chief Executive Officer and President	$100,000	120,000
Diana P. Diaz, Vice President and Chief Financial Officer	$50,000	65,000
Brandon L. Beaver, Senior Vice President of Sales	$50,000	65,000
Gregory C. Davis, Vice President of Operation	$25,000	25,000
Khairan “Al” Aladwani, Vice President of Quality Control/Assurance	$25,000	25,000

The stock options were granted under a shareholder approved stock plan and will vest over a four year period (one-quarter at end of each year beginning August 26, 2014). The exercise price of the options is equal to the quoted end of trading day market price of the underlying common stock at date of grant, which on August 26, 2014, was $4.32 per share. The Plan was approved by the Compensation Committee on February 29, 2012 and modified on November 20, 2013.

Item 9.01.	Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 29, 2014	SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer